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                                 June 3, 1997


Mr. Anthony Chan
Mr. George Chung
American Champion Media, Inc.
c/o Donald H. Yee, Esq.
777 S. Figueroa
37th Floor
Los Angeles, CA 90017

              Re: "Kanga Roddy"

Dear Anthony and George:

     As you know, it is our desire that you appoint Sega to be your exclusive agent for purposes of: (a) licensing and merchandising the "Kanga Roddy" trademark, brandname and logo (collectively the "Name") for various categories of merchandise products ("Products") to third parties throughout the world; and (b) licensing for home video distribution the programs ("Programs") initially intended for broadcast over PBS. At this point, we would like to enter into a non-exclusive arrangement prior to the commencement of the licensing show in New York on June 9, 1997 (the "Show").

     Accordingly, we will represent "Kanga Roddy" at the Show and we will introduce you to a variety of prospective sublicensees who may be interested in acquiring merchandising licenses for the Products or acquiring home video distribution rights in the Programs. A partial list of such prospective sublicensees with whom we have set up introductory meetings is set forth on Exhibit "A" attached hereto. We may add additional sublicensees to Exhibit "A" from time to time. In consideration of the foregoing, you and we, hereby agree as follows.

     1. You hereby appoint Sega as your non-exclusive agent for purposes of licensing and merchandising the "Kanga Roddy" Name of the Show. We shall introduce you to prospective sublicensees who may be interested in acquiring merchandising licenses or home video distribution rights in connection with "Kanga Roddy". A list of such sublicensees is set forth on Exhibit "A".

     2. In the event that you (or any company in which you have an interest) enter into any agreement(s) during the period commencing on the date hereof and terminating two (2) years thereafter (the "License Period"), for the license of the "Kanga Roddy" Name in connection with any Products or for the license of the Programs for home video, with any person or entity (or any affiliate thereof) to whom we introduce you at the Show, you shall pay Sega, as consideration for the services rendered by us, an amount equal to 30% of all monies or other consideration payable to you (or any firm or entity in which you have an interest) or on your behalf during the term of any such agreement(s) but in no event for less than three (3) years.

     3. With respect to any agreement(s) entered into during the License Period pursuant to paragraph 2 above, we shall provide all services customarily required of licensing

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agents, including the negotiation of license agreements and the supervision and collection of monies from licenses.

     4. In the event of any dispute or controversy arising out of the terms and condition of this Agreement, the parties agree that such dispute shall be settled by binding arbitration to be conducted in Los Angeles, California by and in accordance with the rules of the American Arbitration Association.

     5. Should an action be filed to enforce any or all of the terms of this Agreement, or declare any rights, duties or obligations hereunder, the prevailing party shall be entitled to receive, and shall be awarded, reasonable attorney's fees and costs,

     6. Neither party hereto may assign or transfer this Agreement or any rights hereunder to any person, firm or corporation.

     7. No waiver by either party of any breach of any obligation hereunder shall be deemed to be a waiver of any preceding or succeeding breach of the same or other obligations.

     8. All questions with respect to the construction of this Agreement and the rights and liabilities of the parties hereto shall be governed by the laws of the State of California.

     9. This instrument constitutes the entire agreement between the parties and the parties agree that no representative of either party has made any representation or promise to the other which is not contained herein.

     10. This letter agreement shall constitute a binding agreement between the parties.

     If the foregoing accurately reflects your understanding of our agreement, please sign in the space provided below


                                                Very truly yours,
                                                SEGA OF AMERICA, INC.

                                                By /s/Cynthia Wilkes
                                                  -------------------


          AGREED:
          AMERICAN CHAMPION MEDIA, INC.
          BY: /s/Anthony Chan
          ------------------------
          Mr. Anthony Chan

              /s/George Chung
          ------------------------
          Mr. George Chung

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Exhibit "A"

1. Polygram, William Sondheim (Home Video)
2. Foot-tec, Ruben Seoanes (Footwear Manufacturer)
3. Mattel, Debra Galiani (Toys)
4. TopKats, Allen Lewiner (Apparel)
5. Gund Joan Lux (Plush/Gift)
6. Trendmasters, DeWayne Booker (Toys)
7. Hadded (Apparel)